As filed with the Securities and Exchange Commission on July 8, 2011
No. 333-167165

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________

WAFERGEN BIO-SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
__________________________

Nevada	3826	90-0416683
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________

Alnoor Shivji, President
7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

With Copies to:

John W. Campbell III, Esq.
John M. Rafferty, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
(415) 268-7000
__________________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer 	Accelerated filer 

Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

The Registration Statement on Form S-1 (Registration No. 333-167165) (the “Registration Statement”) of WaferGen Bio-systems, Inc., a Nevada corporation (the “Company”), pertaining to the registration of shares of common stock, par value $0.001 per share (“Common Stock”), to which this Post-Effective Amendment No. 1 relates, was filed with the Securities Exchange Commission on May 27, 2010.

In accordance with the Company’s undertakings in Part II, Item 17(3) of the Registration Statement, this post-effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all shares of Common Stock registered pursuant to the Registration Statement and not otherwise sold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed bon its behalf by the undersigned, thereunto duly authorized.

WAFERGEN BIO-SYSTEMS, INC.
	By:	/s/ Alnoor Shivji
Date: July 8, 2011		Alnoor Shivji
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Alnoor Shivji	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 8, 2011
Alnoor Shivji

/s/ Donald Huffman	Chief Financial Officer (Principal Financial Officer)	July 8, 2011
Donald Huffman

*	Director	July 8, 2011
Robert Coradini

	Director	July 8, 2011
Dr. Robert Hariri

*	Director	July 8, 2011
Dr. R. Dean Hautamaki

*	Director	July 8, 2011
Joel Kanter

*	Director	July 8, 2011
Makoto Kaneshiro

	Director	July 8, 2011
Dr. Timothy Triche

* By:	/s/ Alnoor Shivji
Alnoor Shivji
Chairman, President and Chief Executive Officer